EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Reg. No. 333-120661) of Blount International, Inc. of our report dated March 4, 2005, relating to the financial statements and financial statement schedule which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
March 7, 2005

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